EXHIBIT 99.1



For Immediate Release                                Contact: Oscar Smith
                                                              Gene Bertcher
                                                              (972) 407-8400


                       CABELTEL INTERNATIONAL CORPORATION
       ANNOUNCES SECOND QUARTER RESULTS[GRAPHIC OMITTED][GRAPHIC OMITTED]

Dallas (August 15, 2007) - CabelTel International Corporation (AMEX: GBR) (the "Company") today announced a net loss of $6,000 or $0.01 per share for the three months ended June 30, 2007 compared to a profit of $1.5 million or $1.56 per share for the same period in 2006. For the six months ended June 30, 2007, the Company reported a loss of $433,000 or $0.44 per share compared to a profit of $1.2 million or $1.25 per share during the comparable period in 2006. The Company earned $40,000 or four cents per share from continuing operations during the six months ending June 30, 2007 compared to a continuing operations profit of $1.3 million or $1.37 per share during the same period in 2006.

The Company has as agreement to transfer its ownership of the Gainesville Outlet Mall and 40 acres of adjacent, vacant land to an independent third party. The Company recorded an impairment loss of $314,000 in the quarter ended March 31, 2007. The assets and liabilities being transferred have been reflected as Assets and Liabilities Held for Sale on the Company's balance sheet for the period.

Key items for the three and six months ended June 30, 2007 compared to the same period in 2006 were:

o For the three and six months ended June 30, 2007, the Company recorded revenues of $761,000 and $1.5 million for its real estate operations, compared to $682,000 and $1.4 million for the three and six months ended June 30, 2006. The increases in revenue represent rate increases at the Company's retirement property, which is fully occupied and anticipated to remain so during 2007.

o For the three and six months ended June 30, 2007, real estate operating expenses were $324,000 and $630,000, compared to $308,000 and $590,000 for the three and six months ended June 30, 2006. The increase in real estate operations at the retirement center of $16,000 and $40,000 for the and six months ended June 30, 2007 was due to an overall increase in operating expenses.

o General and administrative expenses for the three and six months ended June 30, 2007 were $251,000 and $474,000 compared to $249,000 and $563,000 for the same periods in 2006. 2007 includes $29,000 for prior year income taxes. In 2006 the Company incurred approximately $80,000 in payroll and consulting fees not incurred in 2007. In general there was an overall reduction in administrative costs in the latter part of 2006 which has had the effect of lower administrative costs in 2007.



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o    For the three and six  months  ended  June 30,  2007,  interest  income was
     $27,000 and $111,000, compared to $5,000 and $322,000 for the three and six months ended June 30, 2006. During the first quarter of 2006 the Company recorded interest income on loans for funds that were transferred to CableTEL AD for operating expenses. The balance of the interest income is from current and former notes receivable held by the Company.

o There was no interest expense for the three and six months ended June 30, 2007, compared to $46,000 and $386,000 for the three and six months ended June 30, 2006. During the first quarter of 2006 the Company recorded interest expense on loans it made to acquire funds which were provided to CableTEL AD for operating expenses. The interest expense equaled the interest income.

o There was no net gain on the sale of assets for the period ending June 30, 2007. In June 2006, the Company sold all of its membership interests in the two limited liability companies Gaywood Oil & Gas, LLC and Gaywood Oil & Gas II, LLC which own oil and gas leases in Gregg and Rusk Counties, Texas. The sale price was $1,737,000 and the Company recorded a gain on the sale of $418,000.

o Other income was $-0- and $10,000 for the three and six months ended June 30, 2007, compared to $1.5 million for both the three and six month periods ended June 30, 2006. The income in 2006 was due almost entirely to the Company's rescinding its acquisition of CableTEL AD for which it received and recorded a break up fee of $1.5 million net of expenses and the sale of its Gaywood Oil and Gas subsidiaries.


CabelTel International Corporation operates one retirement community in King City, Oregon, with a capacity of 114 residents.

                                      ####



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


                       CabelTel International Corporation
                      Consolidated Statements of Operations
                  (amounts in thousands, except per share data)


                                                             For The Three Month  For The Six Month
                                                                Period Ended         Period Ended
                                                                  June 30,             June 30,
                                                              2007       2006      2007        2006
                                                            -------    -------    -------    -------

(Unaudited) (Unaudited)
Revenue
         Real estate operations                             $   761    $   682    $ 1,482    $ 1,434
                                                            -------    -------    -------    -------

Operating expenses
         Real estate operations                                 324        308        630        590
         Lease expense                                          219        238        459        474
         Corporate general and administrative                   251        249        474        563
                                                            -------    -------    -------    -------
                                                                794        795      1,563      1,627
                                                            -------    -------    -------    -------

                  Operating (loss)                              (33)      (113)       (81)      (193)

Other income (expense)
         Interest income                                         27          5        111        322
         Interest expense                                      --          (46)      --         (386)
         Net gain on sale of assets                            --          424       --          418
         Other income net                                      --        1,512         10      1,509
                                                            -------    -------    -------    -------
                                                                 27      1,895        121      1,863
                                                            -------    -------    -------    -------

         Earnings from continuing operations                     (6)     1,782         40      1,670
         Provision for income taxes                            --         (330)      --         (330)
                                                            -------    -------    -------    -------

         Net income (loss) from continuing operations            (6)     1,452         40      1,340
                                                            -------    -------    -------    -------
Discontinued Operations
         Gain (loss) from operations                           --           65       --         (120)
         Provision for asset impairment                        --         --         (473)      --
                                                            -------    -------    -------    -------
         Gain (loss) from discontinued operations              --           65       (473)      (120)
                                                            -------    -------    -------    -------

Net income (loss) applicable to common shares               $    (6)   $ 1,517    $  (433)   $ 1,220
                                                            =======    =======    =======    =======
Earnings (loss) per share - basic and diluted
         Continuing operations                                (0.01)   $  1.49    $  0.04    $  1.37
         Discontinued operations                               --         0.07      (0.48)     (0.12)
                                                            -------    -------    -------    -------

         Net loss per share                                 $ (0.01)   $  1.56    $ (0.44)   $  1.25
                                                            =======    =======    =======    =======

Basic weighted average common shares                            986        977        986        977


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





                       CabelTel International Corporation
                           Consolidated Balance Sheets
                             (amounts in thousands)

                                                            June 30,     December 31,
Assets                                                        2007           2006
                                                            Unaudited)
                                                            ----------   ------------

Current assets
         Cash and cash equivalents                           $  233       $  324
         Notes and interest receivable - related party        1,482        1,428
         Other current assets                                  --             36
         Assets held for sale                                 6,920        7,047
                                                             ------       ------

                  Total current assets                        8,635        8,835

Property and equipment, at cost
         Land and improvements                                   20           20
         Buildings and improvements                             169          169
         Equipment and furnishings                              313          290
                                                             ------       ------
                                                                502          479

          Less accumulated depreciation                         379          364
                                                             ------       ------
                                                                123          115

Deferred tax asset                                              491          491

Other assets                                                     88          261
                                                             ------       ------

Total Assets                                                 $9,337       $9,702
                                                             ======       ======

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



                       CabelTel International Corporation
                     Consolidated Balance Sheets - Continued
                  (amounts in thousands, except share amounts)

                                                           June 30,         December 31,
Liabilities and Stockholders' equity                        2007               2006
                                                         (Unaudited)
                                                         -----------       -------------

Current liabilities
         Accounts payable - trade                         $    191           $    439
         Accrued expenses                                      175                124
         Liabilities held for sale                           6,920              6,642
                                                          --------           --------

                  Total current liabilities                  7,286              7,205

Other long-term liabilities                                    405                418
                                                          --------           --------

                  Total liabilities                          7,691              7,623

Stockholders' equity
         Preferred stock, Series B                               1                  1
         Common stock $.01 par value; authorized,
                  100,000,000 shares; 976,955 shares at
                  June 30, 2006 and 986,943 shares at
                  June 30, 2007 issued and outstanding          10                 10
         Additional paid-in capital                         55,992             55,992
         Accumulated deficit                               (54,357)           (53,924)
                                                          --------           --------

                                                             1,646              2,079
                                                          --------           --------

Total Liabilities and Equity                              $  9,337           $  9,702
                                                          ========           ========

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